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                                                                     Exhibit (O)


                               FIFTH THIRD FUNDS
                   Amended and Restated Multiple Class Plan
                        As Last Amended March 15, 2000


     This Multiple Class Plan ("Plan") is adopted by FIFTH THIRD FUNDS (the "Trust"), a Massachusetts business trust, with respect to the classes of shares (the "Classes") of the portfolios of the Trust (the "Funds") set forth in exhibits hereto.

1.   Purpose

     This Plan is adopted pursuant to Rule l8f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in connection with the issuance by the Trust of more than one class of shares of any or all of the separate series of the Trust.

2.   Separate Arrangements/Class Differences

     The Trust has established, and may subsequently establish, one or more portfolio series (each a "Fund," and collectively the "Funds"). Each Fund may offer shares of those classes designated as "Investment A," "Investment B," "Investment C," and "Institutional Shares" as provided in Exhibit A
                                                                   ---------
     hereto (each a "Class," and collectively, the "Classes").

     Each Class of shares of beneficial interest in a Fund (the "Shares") represents interests in the same portfolio of investments of the Fund and will be identical in all respects; except that they will differ solely with respect to: (i) arrangements for shareholder services as provided in paragraph 3, below, arrangements for the distribution of Shares as provided in paragraph 4 below, or both; (ii) the exclusive right of a Class to vote on certain matters relating to the Plan of Distribution Pursuant to Rule 12b-1 adopted by the Trust with respect to such Class; (iii) such differences relating to purchase minimums, sales charges and eligible investors as may be set forth in the prospectuses and statement of additional information of the Fund, as the same may be amended or supplemented from time to time (the "Prospectuses" and "SAI"); (iv) the different exchange privileges of the Classes of Shares as provided in paragraph 5 below; (v) the fact that only certain Classes will have a conversion feature; and (vi) the designation of each Class of Shares.

3.   Shareholder Services and Distribution

     Each Class of Shares of a Fund shall have a different arrangement for shareholder services or the distribution of Shares, or both, as follows:

     (a) Investment A Shares shall be sold subject to a front-end sales charge as set forth in the Prospectuses and SAI with respect to the applicable Fund.
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     (b)  Investment A, B and C Shares shall be sold subject to a contingent deferred sales charge as set forth in the Prospectuses and SAI with respect to the applicable Fund.

     (c) Investment A, B and C Shares shall be subject to a service fee of up to 0.25% of the nets assets of the Fund allocable to such Class of Shares.

     (e) Investment B and C Shares shall also be subject to an annual distribution fee of up to 0.75% of the nets assets of the Fund allocable to such Class of Shares. Such service and distribution fees may be used to finance activities in accordance with Rule 12b-1 under the Act and the Plan of Distribution pursuant to Rule 12b-1 adopted by the Trust.

4.   Expense Allocations

     Expenses of the Funds shall be allocated as follows:

     (a) Class Expenses. Expenses relating to different arrangements for shareholder services or the distribution of Shares, or both, shall be allocated to and paid by that Class. A Class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of a Fund's assets, if such expenses are actually incurred in a different amount by that Class, or if the Class receives services of a different kind or to a different degree than other classes.

     (b) Other Allocations. All expenses of the Funds not allocated to a particular class as provided above shall be allocated to each Class on the basis of the net asset value of that Class in relation to the net asset value of the Fund. Notwithstanding the foregoing, the underwriter, adviser, or other provider of services to a Fund may waive or reimburse the expenses of a specific Class or Classes to the extent permitted under Rule 18f-3 under the 1940 Act; provided, however, that the Board shall monitor the use of such waivers or reimbursements intended to differ by class.
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5.   Exchange Features

     A shareholder may exchange shares of one Fund for the appropriate Class of shares of any other Fund in the Trust. Shares of Funds with a sales charge may be exchanged at net asset value for shares of other Funds with an equal sales charge or no sales charge. Shares of Funds with a sales charge may be exchanged for shares of Funds with a higher sales charge at net asset value, plus the additional sales charge. Shares of Funds with no sales charge, whether acquired by direct purchase, reinvestment of dividends on such shares, or otherwise, may be exchanged for shares of Funds with a sales charge at net asset value, plus the applicable sales charge. When an exchange is made from a Fund with a sales charge to a Fund with no sales charge, the shares exchanged and additional shares which have been purchased by reinvesting dividends or capital gains on such shares retain the character of the exchanged shares for purposes of exercising further exchange privileges.

6.   Effectiveness

     This Plan shall become effective with respect to each Class, (i) to the extent required by the Rule, after approval by a majority vote of: (a) the Trust's Board of Trustees; (b) the members of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Trust's Plan; and/or
     (ii) upon execution of an exhibit adopting this Plan with respect to such Class.

7.   Amendment

     This Plan may be amended at any time, with respect to any Class, by a majority vote of: (i) the Trust's Board of Trustees; and (ii) the members of the Board of Trustees who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of this Plan.

________________________________________________________________________________
                                             Stephen G. Mintos
                                             President

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

                               FIFTH THIRD FUNDS

                                   EXHIBIT A
                                    to the
                              Multiple Class Plan

                              Investment A Shares
                              Investment B Shares
                              Investment C Shares
                             Institutional Shares


     Each of the portfolios of the Fifth Third Funds (the "Trust") set forth below shall be covered by the Multiple Class Plan adopted by the Trust and to which this Exhibit is attached with respect to the Investment A Shares, the Investment B Shares, the Investment C Shares and the Institutional Shares of such portfolio as indicated:

Fifth Third Balanced Fund:
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Bond Fund for Income;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Cardinal Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Prime Money Market Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Institutional Shares;
Fifth Third Equity Income Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Government Money Market Fund;
                              Investment A Shares;
                              Institutional Shares;

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Fifth Third International Equity Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Mid Cap Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Municipal Bond Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;

Fifth Third Ohio Tax Free Bond Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Pinnacle Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Quality Bond Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Quality Growth Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares;
Fifth Third Tax Exempt Money Market Fund;
                              Investment A Shares;
                              Institutional Shares;
Fifth Third U.S. Government Securities Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares; and

                                       5
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Fifth Third U.S. Treasury Money Market Fund;
                              Institutional Shares.
Fifth Third Technology Fund;
                              Investment A Shares;
                              Investment B Shares;
                              Investment C Shares;
                              Institutional Shares.
Fifth Third Ohio Tax Exempt Money Market Fund;
                              Investment A Shares;
                              Institutional Shares.

     Witness the due execution hereof this _____ day of ______________, 2000.

                                                   FIFTH THIRD FUNDS



                                                   By:__________________________
                                                      Stephen G. Mintos
                                                      President

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